Exhibit 99.1

Cerence Announces Fourth Quarter and Fiscal Year 2024 Results

Headlines

•
Q4 Revenue exceeds high end of guidance; positive cash flow from operations of $6.1 million
•
Transformation plan on track to deliver net annualized cost savings of $35-$40 million
•
Initial FY25 revenue guidance of $236 to $247 million
•
Record high of 22 platform launches in FY24, including 6 for generative AI solutions and 4 in Q4

BURLINGTON, Mass., November 21, 2024 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its fourth quarter and fiscal year 2024 results for the year ended September 30, 2024.

Results Summary (1,2)

(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP revenue	$54.8	$80.8	$331.5	$294.5
GAAP gross margin	63.7%	71.5%	73.7%	67.7%
Non-GAAP gross margin	64.9%	72.9%	74.5%	69.1%
GAAP operating margin(3)	-35.1%	4.8%	-174.9%	-9.2%
Non-GAAP operating margin	-7.2%	17.8%	21.8%	10.8%
GAAP net loss(3)	$(20.4)	$(11.6)	$(588.1)	$(56.3)
GAAP net loss margin(3)	-37.3%	-14.3%	-177.4%	-19.1%
Non-GAAP net (loss) income	$(3.0)	$3.8	$56.1	$14.6
Adjusted EBITDA	$(1.9)	$16.6	$80.6	$41.5
Adjusted EBITDA margin	-3.5%	20.5%	24.3%	14.1%
GAAP net loss per share - diluted(3)	$(0.49)	$(0.29)	$(14.12)	$(1.40)
Non-GAAP net (loss) income per share - diluted	$(0.07)	$0.09	$1.23	$0.36

(1)
As previously disclosed, Q1FY24 revenue includes the non-cash revenue associated with the Toyota “Legacy” contract and related impacts totaling $86.6M.
(2)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(3)
Includes a Goodwill impairment charge of $252M in Q2FY24 and $357M in Q3FY24.

Brian Krzanich, Chief Executive Officer of Cerence, commented, “The automotive industry is experiencing rapid transformation, and I am excited to have joined Cerence at this pivotal moment. We finished the fiscal year strong, with revenue exceeding the high end of our guidance.

Krzanich continued, “Throughout the course of the year, we gained critical momentum for our generative AI and large language model-based solutions, with six generative AI program launches with leading automakers in fiscal 2024. As we work to advance and roll-out our next-gen roadmap, I look forward to leading the team toward our goals of increased efficiency and a high level of customer satisfaction, setting us up for anticipated sustainable, profitable growth in the years ahead.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q4FY24
Percent of worldwide auto production with Cerence Technology (TTM)	52%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	16%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	1%

(1)
Please refer to the “Key Performance Indicators” section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production increased 1% over the same time period ended on September 30, 2024.
(3)
Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and adjusted for prepay consumption.

First Quarter and Full Year Fiscal 2025 Outlook

For the fiscal quarter ending December 31, 2024, revenue is expected to be in the range of $47 million to $50 million. GAAP net loss is expected to be in the range of ($26) million to ($23) million. Adjusted EBITDA is expected to be in the range of ($9) million to ($6) million.

For the full fiscal year ending September 30, 2025, the company expects revenue to be in the range of $236 million to $247 million which includes an estimated $20 million of fixed contracts at the mid-point of guidance. GAAP net loss is expected to be in the range of ($40) million to ($29) million. Adjusted EBITDA is expected to be in the range of $15 million to $26 million.

The adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Cerence Conference Call and Webcast

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here.

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; outlook; transformation plans and cost efficiency initiatives, including the estimated net annualized cost savings; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; and management’s future expectations, estimates, assumptions, beliefs, goals, objectives, targets, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; automotive production delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel, including the transition to our new Chief Executive Officer; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; restrictions on our current and future operations under the terms of our debt, the use of cash to service our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended September 30, 2024 and 2023, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA.

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of

Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, and the release of a pre-acquisition contingency.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2024, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services, prepay billings and adjusted for prepay consumption.

____________

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 500 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Cerence Inc.

Investor Relations

Email: investorrelations@cerence.com

CERENCE INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
License	$25,341	$43,105	$124,746	$145,159
Connected service	12,088	19,168	133,444	75,071
Professional service	17,376	18,491	73,314	74,245
Total revenues	54,805	80,764	331,504	294,475
Cost of revenues:
License	1,257	2,356	6,060	8,522
Connected service	6,407	4,777	24,787	22,995
Professional service	12,246	15,791	56,282	63,232
Amortization of intangible assets	-	104	103	414
Total cost of revenues	19,910	23,028	87,232	95,163
Gross profit	34,895	57,736	244,272	199,312
Operating expenses:
Research and development	25,227	35,143	121,563	123,333
Sales and marketing	4,827	5,848	21,725	27,504
General and administrative	13,185	11,450	52,468	57,903
Amortization of intangible assets	553	557	2,203	5,854
Restructuring and other costs, net	10,331	842	17,077	11,917
Goodwill impairment	—	—	609,172	—
Total operating expenses	54,123	53,840	824,208	226,511
(Loss) income from operations	(19,228)	3,896	(579,936)	(27,199)
Interest income	1,444	1,231	5,353	4,471
Interest expense	(3,102)	(3,132)	(12,553)	(14,769)
Other income (expense), net	503	(1,649)	2,526	1,108
(Loss) income before income taxes	(20,383)	346	(584,610)	(36,389)
Provision for income taxes	33	11,898	3,468	19,865
Net loss	$(20,416)	$(11,552)	$(588,078)	$(56,254)
Net loss per share:
Basic	(0.49)	(0.29)	(14.12)	(1.40)
Diluted	(0.49)	(0.29)	(14.12)	(1.40)
Weighted-average common share outstanding:
Basic	41,866	40,357	41,642	40,215
Diluted	41,866	40,357	41,642	40,215

CERENCE INC.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30,	September 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$121,485	$101,154
Marketable securities	5,502	9,211
Accounts receivable, net of allowances of $1,613 and $4,044 at September 30, 2024 and September 30, 2023, respectively	62,755	61,270
Deferred costs	5,286	6,935
Prepaid expenses and other current assets	70,481	47,157
Total current assets	265,509	225,727
Long-term marketable securities	3,453	10,607
Property and equipment, net	30,139	34,013
Deferred costs	18,051	20,299
Operating lease right of use assets	12,879	11,961
Goodwill	296,858	900,342
Intangible assets, net	1,706	3,875
Deferred tax assets	51,398	46,601
Other assets	22,365	44,165
Total assets	$702,358	$1,297,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,959	$16,873
Deferred revenue	52,822	77,068
Short-term operating lease liabilities	4,528	5,434
Short-term debt	87,094	-
Accrued expenses and other current liabilities	68,405	48,718
Total current liabilities	216,808	148,093
Long-term debt, net of discounts and issuance costs	194,812	275,951
Deferred revenue, net of current portion	114,354	145,531
Long-term operating lease liabilities	8,803	7,947
Other liabilities	26,484	25,193
Total liabilities	561,261	602,715
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized as of September 30, 2024; 41,924 and 40,423 shares issued and outstanding as of September 30, 2024 and September 30, 2023, respectively	419	404
Accumulated other comprehensive loss	(25,912)	(27,966)
Additional paid-in capital	1,088,330	1,056,099
Accumulated deficit	(921,740)	(333,662)
Total stockholders' equity	141,097	694,875
Total liabilities and stockholders' equity	$702,358	$1,297,590

CERENCE INC.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(588,078)	$(56,254)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	10,630	16,038
Provision for credit loss reserve	3,545	3,626
Stock-based compensation	23,673	40,766
Non-cash interest expense	6,060	2,914
Loss on debt extinguishment	-	1,333
Deferred tax (benefit) provision	(4,658)	7,597
Goodwill impairment	609,172	-
Unrealized foreign currency transaction gains	(1,454)	(3,393)
Other	(68)	(3,388)
Changes in operating assets and liabilities:
Accounts receivable	11,760	(16,964)
Prepaid expenses and other assets	(12,466)	28,192
Deferred costs	4,801	3,194
Accounts payable	(12,555)	5,774
Accrued expenses and other liabilities	27,874	(408)
Deferred revenue	(61,040)	(21,529)
Net cash provided by operating activities	17,196	7,498
Cash flows from investing activities:
Capital expenditures	(4,996)	(5,124)
Purchases of marketable securities	-	(18,025)
Sale and maturities of marketable securities	11,112	30,324
Other investing activities	(1,737)	(1,355)
Net cash provided by investing activities	4,379	5,820
Cash flows from financing activities:
Proceeds from revolving credit facility	-	24,700
Payments of revolver credit facility	-	(24,700)
Proceeds from long-term debt, net of discount	-	210,000
Payments for long-term debt issuance costs	(419)	(17,176)
Principal payments of long-term debt	-	(198,438)
Common stock repurchases for tax withholdings for net settlement of equity awards	(9,865)	(4,894)
Principal payment of lease liabilities arising from a finance lease	(392)	(451)
Proceeds from the issuance of common stock	10,901	5,625
Net cash provided by (used in) financing activities	225	(5,334)
Effects of exchange rate changes on cash and cash equivalents	(1,469)	(1,677)
Net change in cash and cash equivalents	20,331	6,307
Cash and cash equivalents at beginning of period	101,154	94,847
Cash and cash equivalents at end of period	$121,485	$101,154

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP revenue	$54,805	$80,764	$331,504	$294,475

GAAP gross profit	$34,895	$57,736	$244,272	$199,312
Stock-based compensation	685	1,004	2,633	3,703
Amortization of intangible assets	-	104	103	414
Non-GAAP gross profit	$35,580	$58,844	$247,008	$203,429
GAAP gross margin	63.7%	71.5%	73.7%	67.7%
Non-GAAP gross margin	64.9%	72.9%	74.5%	69.1%

GAAP operating (loss) income	$(19,228)	$3,896	$(579,936)	$(27,199)
Stock-based compensation	4,382	8,965	23,673	40,766
Amortization of intangible assets	553	661	2,306	6,268
Restructuring and other costs, net	10,331	842	17,077	11,917
Goodwill impairment	-	-	609,172	-
Non-GAAP operating (loss) income	$(3,962)	$14,364	$72,292	$31,752
GAAP operating margin	-35.1%	4.8%	-174.9%	-9.2%
Non-GAAP operating margin	-7.2%	17.8%	21.8%	10.8%

GAAP net loss	$(20,416)	$(11,552)	$(588,078)	$(56,254)
Stock-based compensation	4,382	8,965	23,673	40,766
Amortization of intangible assets	553	661	2,306	6,268
Restructuring and other costs, net	10,331	842	17,077	11,917
Goodwill impairment	-	-	609,172	-
Depreciation	2,028	2,226	8,324	9,770
Total other expense, net	(1,155)	(3,550)	(4,674)	(9,190)
Provision for income taxes	33	11,898	3,468	19,865
Adjusted EBITDA	$(1,934)	$16,590	$80,616	$41,522
GAAP net loss margin	-37.3%	-14.3%	-177.4%	-19.1%
Adjusted EBITDA margin	-3.5%	20.5%	24.3%	14.1%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP net loss	$(20,416)	$(11,552)	$(588,078)	$(56,254)
Stock-based compensation	4,382	8,965	23,673	40,766
Amortization of intangible assets	553	661	2,306	6,268
Restructuring and other costs, net	10,331	842	17,077	11,917
Loss on debt extinguishment	-	-	-	1,333
Goodwill impairment	-	-	609,172	-
Non-cash interest expense	1,579	1,464	6,060	2,914
Other	(31)	500	(117)	(344)
Adjustments to income tax expense	574	2,870	(14,030)	7,976
Non-GAAP net (loss) income	$(3,028)	$3,750	$56,063	$14,576

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(20,416)	$(11,552)	$(588,078)	$(56,254)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(3,028)	$3,750	$56,063	$14,576
Interest on the Notes, net of tax	-	-	4,473	-
Net (loss) income attributed to common shareholders - diluted	$(3,028)	$3,750	$60,536	$14,576

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	41,866	40,357	41,642	40,215

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,866	40,357	41,642	40,215
Adjustment for diluted shares	-	1,101	7,727	423
Weighted-average common shares outstanding - diluted	41,866	41,458	49,369	40,638

GAAP net loss per share - diluted	$(0.49)	$(0.29)	$(14.12)	$(1.40)
Non-GAAP net (loss) income per share - diluted	$(0.07)	$0.09	$1.23	$0.36

GAAP net cash provided by operating activities	$6,115	$11,258	$17,196	$7,498
Capital expenditures	(1,446)	(1,527)	(4,996)	(5,124)
Free Cash Flow	$4,669	$9,731	$12,200	$2,374

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1 2025		FY2025
	Low	High	Low	High
GAAP revenue	$47,000	$50,000	$236,000	$247,000

GAAP gross profit	$27,200	$30,200	$158,400	$169,400
Stock-based compensation	700	700	2,500	2,500
Amortization of intangible assets	-	-	-	-
Non-GAAP gross profit	$27,900	$30,900	$160,900	$171,900
GAAP gross margin	58%	60%	67%	69%
Non-GAAP gross margin	59%	62%	68%	70%

GAAP operating loss	$(22,900)	$(19,900)	$(27,100)	$(16,100)
Stock-based compensation	6,100	6,100	22,500	22,500
Amortization of intangible assets	500	500	1,600	1,600
Restructuring and other costs, net	5,600	5,600	8,100	8,100
Non-GAAP operating (loss) income	$(10,700)	$(7,700)	$5,100	$16,100
GAAP operating margin	-49%	-40%	-11%	-7%
Non-GAAP operating margin	-23%	-15%	2%	7%

GAAP net loss	$(26,400)	$(23,400)	$(39,600)	$(28,600)
Stock-based compensation	6,100	6,100	22,500	22,500
Amortization of intangible assets	500	500	1,600	1,600
Restructuring and other costs, net	5,600	5,600	8,100	8,100
Depreciation	2,200	2,200	10,200	10,200
Total other expense, net	(1,700)	(1,700)	(5,100)	(5,100)
Provision for income taxes	1,800	1,800	7,400	7,400
Adjusted EBITDA	$(8,500)	$(5,500)	$15,300	$26,300
GAAP net loss margin	-56%	-47%	-17%	-12%
Adjusted EBITDA margin	-18%	-11%	6%	11%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q1 2025		FY2025
	Low	High	Low	High
GAAP net loss	$(26,400)	$(23,400)	$(39,600)	$(28,600)
Stock-based compensation	6,100	6,100	22,500	22,500
Amortization of intangible assets	500	500	1,600	1,600
Restructuring and other costs, net	5,600	5,600	8,100	8,100
Non-cash interest expense	1,600	1,600	5,500	5,500
Other	-	-	(100)	(100)
Income tax impact of Non-GAAP adjustments	(1,100)	(1,100)	(4,600)	(4,600)
Non-GAAP net (loss) income	$(13,700)	$(10,700)	$(6,600)	$4,400

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(26,400)	$(23,400)	$(39,600)	$(28,600)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic and diluted	$(13,700)	$(10,700)	$(6,600)	$4,400

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	42,900	42,900	43,000	43,000

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	42,900	42,900	43,000	43,000
Adjustment for diluted shares	-	-	-	100
Weighted-average common shares outstanding - diluted	42,900	42,900	43,000	43,100

GAAP net loss per share - diluted	$(0.62)	$(0.55)	$(0.92)	$(0.67)
Non-GAAP net (loss) income per share - diluted	$(0.32)	$(0.25)	$(0.15)	$0.10